T. ROWE PRICE INFLATION FOCUSED BOND FUND, INC.

ARTICLES OF AMENDMENT

  T. Rowe Price Inflation Focused Bond Fund, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST:   The Charter of the Corporation is hereby amended to change the name of “T. Rowe Price Inflation Focused Bond Fund, Inc.” to “T. Rowe Price Low Duration Inflation Focused Bond Fund, Inc.” As a result of this amendment, all references to “T. Rowe Price Inflation Focused Bond Fund, Inc.” in the Charter are hereby changed to “T. Rowe Price Low Duration Inflation Focused Bond Fund, Inc.”

  SECOND: The amendment shall become effective on September 29, 2015.

  THIRD:  The amendment does not increase the authorized stock of the Corporation or the aggregate par value thereof, and does not change any terms and conditions set forth in the Charter.

  FOURTH:  The amendment has been approved by the Corporation’s Board of Directors and is limited to a change expressly permitted by Section 2-605(a) of the Maryland Code—Corporations and Associations Article. No approval by shareholders of the Corporation is required under applicable law.

 IN WITNESS WHEREOF, T. Rowe Price Inflation Focused Bond Fund, Inc., has caused those present to be signed in its name and on its behalf by its Vice President, and witnessed by its Secretary, on ___________________, 2015.

WITNESS:	T. ROWE PRICE INFLATION FOCUSED BOND FUND, INC.

__________________________________ Patricia B. Lippert	By:_________________________________ David Oestreicher

  THE UNDERSIGNED, the Vice President of T. Rowe Price Inflation Focused Bond Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

__________________________________
David Oestreicher, Vice President